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                                 ALLERGAN, INC.

                                   EXHIBIT 11

                       COMPUTATION OF EARNINGS PER SHARE





Earnings per share of common stock, including common stock equivalents, have been computed based on the following weighted average number of shares and net earnings:


                                                                         Three Months     Six Months
                                                                             Ended           Ended
                                                                         June 30, 1995   June 30, 1995
                                                                         -------------   -------------
        (000's, except per share amounts)


        Weighted average number of shares
          outstanding during the period                                      64,099         63,960

        Weighted average number of additional
          shares issuable in connection with
          dilutive stock options based upon
          use of the treasury stock method
          and average market prices (A)                                          --             --
                                                                            -------        -------

        Weighted average number of common shares
          including common stock equivalents                                 64,099         63,960
                                                                            =======        =======

        Net loss for the period                                             $ (23.0)       $  (1.3)
                                                                            =======        =======

        Primary loss per common share                                       $(0.36)        $(0.02)
                                                                            =======        =======



(A) Such shares have been omitted as their effect would be anti-dilutive.





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